QuickLinks -- Click here to rapidly navigate through this document

Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We consent to the use in this Pre-Effective Amendment No. 4 to Registration Statement No. 333-174832, (Investment Company File No. 811-22570) on Form N-2 of our report dated July 26, 2011 relating to the balance sheet of Brookfield Global Listed Infrastructure Income Fund Inc. appearing in the Statement of Additional Information, which is part of this Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
August 24, 2011

QuickLinks

  Exhibit (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM